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EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in The Clorox Company Registration Statements No. 33-4083 on Form S-3, and Nos. 33-41131, 33-41277, 2-88106 (Post-Effective Amendment No. 2), 33-24582,
33-56565, 33-56563, 333-29375 and 333-16969 on Form S-8 of our report dated July 30, 1997, except for the second paragraph of Note 1 as to which the date is September 2, 1997, incorporated by reference in this Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1997.




/s/ Deloitte & Touche LLP


September 25, 1997